TRITON ENERGY CORPORATION

AMENDED AND RESTATED

1992 STOCK OPTION PLAN





Purpose



	The purpose of the Plan is to help the Company and its Subsidiaries attract and retain Employees, Directors and Advisors and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options and Nonqualified Stock Options which will:



			(a)	increase the interest of the Employees, Directors and
Advisors in the Company's welfare;



			(b)	furnish an incentive to the Employees, Directors and
Advisors to continue their services for the Company or its
Subsidiaries; and



			(c)	provide a means through which the Company or its
Subsidiaries may attract able persons to enter its employ or serve as Directors or Advisors.



	With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.



ARTICLE I

Definitions



	For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:



	1.1	"Advisor" means any person performing services for the
Company or any Subsidiary of the Company, with or without compensation, to whom the Company chooses to grant Stock Options in accordance with the Plan, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital-raising transaction.



	1.2	"Board" means the board of directors of the Company.



	1.3	"Cause" means an act or acts involving a felony, fraud,
willful misconduct, the commission of any act that causes or reasonably may be expected to cause substantial injury to the Company, or other good cause. The term "other good cause" shall include, but shall not be limited to, habitual impertinence, a pattern of conduct that tends to hold the Company up to ridicule in the community, conduct disloyal to the Company, conviction of any crime of moral turpitude, and substantial dependence, as judged by the Committee, on alcohol or any controlled substance.




	1.4	"Change in Control" means the occurrence of any of the
following events: (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Company, (ii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company,
(iii) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the 1934 Act) or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company or any successor of the Company or any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary (including such plan's trustee), becomes, without the prior approval of the Board, a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 25.0% or more of the Company's then outstanding securities having the right to vote in the election of Directors of the Company, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the Directors of the Company, unless the election, or the nomination for election, by the Company's shareholders, of each new Director of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of the period.



	1.5	"Code" means the Internal Revenue Code of 1986, as amended.



	1.6	"Committee" means the Committee appointed in accordance
with Article II.  Provided that the requirements set forth in
Article II are met, the Compensation Committee of the Board may serve as the Committee.



	1.7	"Common Stock" means the common stock which the Company is
currently authorized to issue or may in the future be authorized to issue.



	1.8	"Company" means Triton Energy Corporation, a Texas
corporation.



	1.9	"Controlled substance" means a drug, immediate precursor,
or other substance listed in Schedules I-V of the Federal
Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended.



	1.10	"Date of Grant" means the effective date on which a Stock
Option is awarded to an Employee, Director or Advisor as set forth in the Stock Option Agreement.



	1.11	"Director" means a member of the Board of Directors of the
Company or any Subsidiary of the Company.



	1.12	"Disability" of a Participant shall be deemed to occur
whenever a Participant is rendered unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuing period of not less than 12 months.



	1.13	"Employee" means an employee of the Company, or of any
Subsidiary, the Board of Directors of which adopts the Plan, as defined under Section 3401(c) of the Code and the regulations thereunder. Unless the context otherwise indicates, the term
"Employee" shall include any Officers and Directors who are not Non-Employee Directors.



	1.14	"ERISA" means the Employee Retirement Income Security Act
of 1974, as amended.



	1.15	"Fair Market Value" of the Company's shares of Common
Stock means (i) the closing price per share on any stock exchange on which the Common Stock is traded, or (ii) the mean between the closing or average (as the case may be) bid and asked prices per share of Common Stock on the over-the-counter market, whichever is applicable.



	1.16	"Incentive Stock Option" means an option to purchase
shares of Common Stock granted to a Participant and which is intended to qualify as an incentive stock option under Section
422 of the Code.



	1.17	"1934 Act" means the Securities Exchange Act of 1934, as
amended.

	1.18	"Non-discretionary Stock Option" means a Nonqualified
Stock Option granted to a Non-Employee Director under Article IV.



	1.19	"Non-Employee Director" means a Director of the Company
who is not an Officer or Employee.



	1.20	"Nonqualified Stock Option" means an option to purchase
shares of Common Stock granted to a Participant and which is not intended to qualify as an incentive stock option under Section
422 of the Code.



	1.21	"Officer" means an officer of the Company or any
Subsidiary of the Company.



	1.22	"Participant" means any Employee, Director or Advisor who
is, or who is proposed to be, a recipient of a Stock Option.



	1.23	"Plan" means the Triton Energy Corporation Amended and
Restated 1992 Stock Option Plan.



	1.24	"Retirement" of a Participant shall be deemed to be
retirement after reaching (i) age 65 or (ii) age 55 and having completed at least 10 years of service with the Company.



	1.25	"Stock Options" means any and all Incentive Stock Options
and Nonqualified Stock Options granted pursuant to the Plan.



	1.26	"Stock Option Agreement" means an agreement between the
Company and a Participant with respect to one or more of the Stock Options.



	1.27	"Subsidiary" means any corporation in an unbroken chain of
corporations beginning with the Company if, at the time of granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.





ARTICLE II

Administration



	Subject to the terms of this Article II, the Plan shall be administered by the Committee, which shall consist of not fewer than three members, who shall be Non-Employee Directors of the Company. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. Each member of the Committee, at the time of his appointment to the Committee and while he is a member thereof, must be "disinterested," as defined in Rule 16b-3 promulgated under the 1934 Act or any predecessor provision thereto, as applicable.



	The Committee shall select one of its members to act as its Chairman, and shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Subject to the terms hereof, the Committee shall have complete authority to designate from time to time the Employees and Advisors to whom Stock Options will be granted, to interpret the Plan, to prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine the details and provisions of each Stock Option Agreement, to modify or amend any Stock Option Agreement or waive any conditions or restrictions applicable to any Stock
Option or the exercise thereof, and to make such other determinations and, subject to the terms of the Plan, take such other action as it deems necessary or advisable. In this regard, the Committee shall consider and give appropriate weight to input from representatives of management of the Company regarding the contributions or potential contributions to the Company of certain of the Employees and Advisors or potential Employees and Advisors of the Company. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Company and all Participants.



ARTICLE III

Shares Subject to Plan



	The Committee may not grant Stock Options under the Plan for more than 3,700,000 shares of Common Stock of the Company (as may be adjusted in accordance with Article XI or XII hereof), and no Participant shall be eligible to receive more than 50% of such shares. Shares to be distributed and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration or unexercised termination of a Stock Option are no longer subject to purchase may be reoffered under the Plan.



ARTICLE IV

Non-Employee Directors' Stock Options



	The following provisions of this Article IV shall apply only to Stock Options granted under the Plan to Non-Employee Directors of the Company.



	4.1	Eligibility.  Only Non-Employee Directors of the Company
shall be eligible to receive grants of the Stock Options provided under this Article IV.



	4.2	Grant of Stock Options.  Throughout the term of this Plan,
on November 15 of each year, the Committee shall grant to each Non-Employee Director of the Company, a Nonqualified Stock
Option to purchase 15,000 shares of Common Stock. The grant of Stock Options under this Article IV shall be evidenced by Stock
Option Agreements setting forth the total number of shares subject to the Stock Option, the option exercise price, the term of the Stock Option and such other terms and provisions as are consistent with the Plan.



	4.3	Option Exercise Price.  The exercise price for a Stock
Option granted under this Article IV shall be equal to 100% of the Fair Market Value per share of Common Stock on the Date of Grant. The Committee shall determine the Fair Market Value per share of the Common Stock on the Date of Grant and shall set forth the determination in its minutes. Notwithstanding anything to the contrary in this Section 4.3, the exercise price of each Stock Option granted pursuant to this Article IV shall not be less than the par value per share of the Common Stock.



	4.4	Option Period.  The option period for each Stock Option
granted under this Article IV will terminate ten years from the Date of Grant. No Stock Option granted under this Article IV may be exercised at any time after its term.



	4.5	Payment.  Full payment for shares purchased upon exercise
of a Stock Option granted under this Article IV shall be made either in (i) cash, (ii) by certified or cashier's check, (iii) if permitted by the Committee, by shares of Common Stock, (iv) if permitted by the Committee, and if permitted under the laws of the State of Texas, by cash or certified or cashier's check for the par value of the shares plus a promissory note for the balance of the purchase price, which note shall provide for full personal liability of the maker and shall contain such other terms and provisions as the Committee may determine, including without limitation the right to repay the note partially or wholly with Common Stock, or (v) by delivery of a copy of irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares purchased upon exercise of the Stock Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common
Stock, those shares shall be valued at the then Fair Market
Value.



	4.6	Exercise of Stock Option.  Except only as specifically
provided elsewhere in this Plan, each Stock Option granted under this Article IV shall be exercisable in the following cumulative installments:



	First installment. Up to 33-1/3% of the total optioned shares at any time after one (1) year following the Date of Grant.



	Second installment. Up to an additional 33-1/3% of the total optioned shares at any time after two (2) years following the Date of Grant.



	Third installment. Up to an additional 33-1/3% of the total optioned shares at any time after three (3) years following the Date of Grant.



	If an installment covers a fractional share, such installment will be rounded off to the next highest share, except for the final installment, which will be for the balance of the total optioned shares. No Stock Option granted under the Plan may be exercised at any time after ten years from the Date of Grant.



	Notwithstanding the foregoing paragraph, Stock Options shall not be exercisable at any time during the six month period which begins on the Date of Grant. Except as otherwise contained herein (see Section 14.7 hereof), Stock Options may not be exercised, nor may shares be issued under a Stock Option (i) until the Plan has been approved by the shareholders of the Company, if necessary to comply with Rule 16b-3 promulgated under the 1934 Act or with the applicable rules or regulations of any stock exchange or inter-dealer quotation system on which the Common Stock is listed or quoted or (ii) if any necessary listing of the shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished.



ARTICLE V

Employees' and Advisors' Stock Options



	The following provisions of this Article V shall apply only to Stock Options granted under the Plan to Employees and Advisors of the Company or any of its Subsidiaries.



	5.1	Eligibility.  The Committee shall, from time to time,
select the particular Employees and Advisors of the Company and its Subsidiaries to whom the Stock Options provided under this
Article V are to be granted and/or distributed in recognition of each such Employee's or Advisor's contribution to the Company's success.



	5.2	Grant of Stock Options.  All grants of Stock Options to
Employees and Advisors under this Article V shall be awarded by the Committee at such times and for such amounts as the Committee may determine; in the discretion of the Committee, any grant to an Employee may be in the form of an Incentive Stock
Option.  The grant of Stock Options shall be evidenced by Stock
Option Agreements setting forth the total number of shares subject to each Stock Option, the option exercise price, the term of the Stock Option, and such other terms and provisions as are consistent with the Plan.



	5.3	Option Exercise Price.  The exercise price for a Stock
Option granted under this Article V shall be determined by the Committee and shall be an amount not less than 100% of the Fair
Market Value per share of the Common Stock on the Date of Grant;
the Committee shall determine the Fair Market Value of the Common Stock on the Date of Grant, and shall set forth the determination in its minutes. Notwithstanding anything to the contrary in this Section 5.3, the exercise price of each Stock
Option granted under the Plan shall not be less than the par value per share of the Common Stock.



	5.4	Option Period.  The option period for each Stock Option
granted under this Article V will begin and terminate on the respective dates specified by the Committee but may not terminate later than ten years from the Date of Grant. No Stock
Option granted under the Plan may be exercised at any time after its term. The Committee may provide that Stock Options granted under this Article V may be exercised in installments and upon such terms, conditions and restrictions as it may determine.



	5.5	Payment.  Full payment for shares purchased upon exercise
of a Stock Option shall be made in (i) cash, (ii) by certified or cashier's check, (iii) if permitted by the Committee, by shares of Common Stock, (iv) if permitted by the Committee, and if permitted under the laws of the State of Texas, by cash or certified or cashier's check for the par value of the shares plus a promissory note for the balance of the purchase price, which note shall provide for full personal liability of the maker and shall contain such other terms and provisions as the Committee may determine, including without limitation the right to repay the note partially or wholly with Common Stock, or (v) by delivery of a copy of irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares purchased upon exercise of the Stock Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares shall be valued at the then Fair Market Value.



	5.6	Exercise of Stock Option.  Stock Options granted under the
Plan may be exercised during the option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in the applicable Stock Option Agreements; provided, however, Stock
Options shall not be exercisable at any time during the six month period which begins on the Date of Grant. Except as otherwise contained herein (see Section 14.7 hereof), Stock
Options may not be exercised, nor may shares be issued under a Stock Option (i) until the Plan has been approved by the shareholders of the Company, if necessary to comply with Rule
16b-3 promulgated under the 1934 Act or with the applicable rules or regulations of any stock exchange or inter-dealer quotation system on which the Common Stock is listed or quoted or (ii) if any necessary listing of the shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished.



	Subject to the provisions of the foregoing paragraph and unless the Committee determines otherwise, the Stock Options granted hereunder shall be exercisable in the following cumulative installments:



	First installment. Up to 25% of the total optioned shares at any time after one (1) year following the Date of Grant.



	Second installment. Up to an additional 25% of the total optioned shares at any time after two (2) years following the Date of Grant.



	Third installment. Up to an additional 25% of the total optioned shares at any time after three (3) years following the Date of Grant.



	Fourth installment. Up to an additional 25% of the total optioned shares at any time after four (4) years following the Date of Grant.



	Notwithstanding the foregoing, the Committee shall have the right to accelerate the time at which any Stock Option granted to an Employee or Advisor shall become exercisable. If an installment covers a fractional share, such installment will be rounded off to the next highest share, except the final installment, which will be for the balance of the total optioned shares. No Stock Option granted under the Plan may be exercised at any time after ten years from the Date of Grant.



ARTICLE VI

Limitations on Incentive Stock Options



	Notwithstanding the terms of Article V hereof, the following provisions of this Article VI shall apply to all Incentive Stock
Options granted under the Plan to Employees of the Company or any of its Subsidiaries.



	6.1	Stock Ownership Limitation.  In the case of an Incentive
Stock Option, the Stock Option Agreement shall include provisions that may be necessary to assure that the option is an incentive stock option under the Code. No Incentive Stock
Option may be granted to an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries. This limitation will not apply if the option price is at least 110% of the fair market value of the Common Stock on the Date of Grant and the option is not exercisable more than five years from the Date of Grant.



	6.2	Option Period.  Notwithstanding the provisions of Sections
4.4 and 5.4 hereof, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any Subsidiary of the Company) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the Date of Grant.



	6.3	Limitation on Exercise of Incentive Stock Options.  To the
extent required by the Code for incentive stock options, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in
Section 422(d) of the Code.



ARTICLE VII

Termination of Employment or Service



	In the event a Participant who is an Employee of the Company or any Subsidiary shall cease to be employed by the Company or a Subsidiary, or a Participant who is a Director or Advisor, shall cease to serve as a Director or Advisor, for any reason other than death, retirement, Disability or for cause, (i) the Committee shall have the ability to accelerate the vesting of the Participant's Stock Option (other than a Non-discretionary
Stock Option) in its sole discretion, and (ii) such Participant's Stock Option shall be exercisable (to the extent exercisable on the date of termination of employment or service as a Director or Advisor, or, if the Committee, in its discretion, has accelerated the vesting of such Stock Option, to the extent exercisable following such acceleration) (a) if such Stock Option is an Incentive Stock Option or a Non-discretionary Stock Option, at any time within three months after the date of termination of employment or service as a Non-Employee Director, unless by its terms the Stock Option expires earlier; or (b) if such Stock Option is a Nonqualified Stock Option other than a Non-discretionary Stock Option, at any time within one year after the date of termination of employment or service as a Director or Advisor, unless by its terms the Stock Option expires earlier or unless the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified
Stock Option; provided that the term of any such Nonqualified
Stock Option shall not be extended beyond its initial term. In addition, a Participant's Stock Option may be exercised as follows in the event such Participant ceases to serve as an Employee, Director or Advisor due to death, disability, retirement or for cause:



	(a)	Death.  Except as otherwise limited by the Committee at the
time of the grant of a Stock Option, if a Participant dies while employed by the Company or a Subsidiary, or while serving as a Director or Advisor, or within three months after ceasing to be an Employee, Director or Advisor, his Stock Option shall become fully exercisable on the date of his death and shall expire 12 months thereafter, unless by its terms it expires sooner or the Committee agrees, in its sole discretion, to further extend the term of such Stock Option (other than an Incentive Stock Option or a Non-discretionary Stock Option); provided that the term of any such Stock Option shall not be extended beyond its initial term. During such period, the Stock Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the Participant's personal representative or by the distributees to whom the Participant's rights under the Stock
Option shall pass by will or by the laws of descent and distribution.



	(b)	Retirement.  If a Participant ceases to be employed by the
Company or a Subsidiary, or ceases to serve as a Director or Advisor, as a result of retirement, (i) the Committee shall have the ability to accelerate the vesting of the Participant's Stock
Option (other than a Non-discretionary Stock Option, which shall automatically be accelerated) in its sole discretion, and (ii) the Participant's Stock Option shall be exercisable (to the extent exercisable on the effective date of such retirement or, if the vesting of such Stock Option has been accelerated, to the extent exercisable following such acceleration) (a) if such Stock Option is an Incentive Stock Option or a Non-discretionary
Stock Option, at any time three months after the effective date of such retirement, unless by its terms the Stock Option expires earlier, and (b) if such Stock Option is a Nonqualified Stock
Option other than a Non-discretionary Stock Option, at any time within one year after the effective date of such retirement, unless by its terms the Stock Option expires sooner or the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified Stock Option; provided that the term of any such Nonqualified Stock Option shall not be extended beyond its initial term.



	(c)	Disability.  If a Participant ceases to be employed by the
Company or a Subsidiary, or ceases to serve as a Director or Advisor, as a result of Disability, the Participant's Stock
Option shall become fully exercisable and shall expire 12 months thereafter, unless by its terms it expires sooner or, unless the Committee agrees, in its sole discretion, to extend the term of such Stock Option (other than an Incentive Stock Option or
Non-discretionary Stock Option); provided that the term of any Stock Option shall not be extended beyond its initial term.



	(d)	Cause.  If a Participant ceases to be employed by the
Company or a Subsidiary, or ceases to serve as a Director or Advisor, because the Participant is terminated for Cause, the Participant's Stock Option shall automatically expire.



ARTICLE VIII

Amendment or Discontinuance



	Subject to the limitations set forth in this Article VIII, the Board may, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan. The Board may not amend the provisions of Article IV more than once during any six month period unless to comply with changes in the Code or ERISA, or any rules or regulations promulgated thereunder. The
Board may not alter, amend, revise, suspend or discontinue the Plan without obtaining approval of the Company's shareholders if such action would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan, or
(iii) materially modify the requirements as to eligibility for participation in the Plan. Subject to the foregoing limitations, the Board may amend the Plan or modify the agreements evidencing same in order to comply with any exemption from the operation of Section 16(b) of the 1934 Act. The
Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock
Options having higher exercise prices.



ARTICLE IX

Effect of the Plan



	Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Officer or Employee any right to be granted a Stock Option to purchase or receive
Common Stock of the Company or any other rights except as may be evidenced by a Stock Option Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company and then only to the extent and upon the terms and conditions expressly set forth therein.



ARTICLE X

Term



	The Plan shall be submitted to the Company's shareholders for their approval; however, Stock Options may be granted under the Plan prior to the time of shareholder approval. Unless sooner terminated by action of the Board, the Plan will terminate on the 15th day of September, 2003. Stock Options under the Plan may not be granted after that date, but Stock Options granted before that date will continue to be effective in accordance with their terms and conditions.



ARTICLE XI

Capital Adjustments



	If at any time while the Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, then and in such event:



			(i)  An appropriate adjustment shall be made in the maximum
number of shares of Common Stock then subject to being awarded under grants pursuant to the Plan, to the end that the same
proportion of the Company's issued and outstanding shares of
Common Stock shall continue to be subject to being so awarded;



			(ii)  An appropriate adjustment shall be made in the number
of shares of Common Stock subject to being awarded to each
Non-Employee Director of the Company under Article IV, to the end that the same proportion of the Company's issued and
outstanding shares of Common Stock shall continue to be subject to being so awarded; and



			(iii)  Appropriate adjustments shall be made in the number of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option
previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of
Common Stock in each instance shall remain subject to purchase at the same aggregate exercise price.



	Any fractional shares resulting from any adjustment made pursuant to this Article XI shall be eliminated for the purposes of such adjustment. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.



ARTICLE XII

Recapitalization, Merger and Consolidation



		(a)	The existence of this Plan and Stock Options granted
hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger, share exchange or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.



		(b)	Subject to any required action by the shareholders, if the
Company shall be the surviving or resulting corporation in any merger, share exchange or consolidation, any outstanding Stock
Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled.



		(c)	In the event of any merger, share exchange or
consolidation pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Stock Option that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the shareholders of the Company in respect of each share of Common Stock held by them, such outstanding Stock Options to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms. Notwithstanding the foregoing, however, all such Stock Options may be cancelled by the Board as of the effective date of any such reorganization, merger or consolidation, or of any proposed sale of substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares subject to such outstanding Stock Options, including shares as to which such Stock Option would not otherwise be exercisable.



		(d)	In the event of a Change in Control of the Company, then,
notwithstanding any other provision in the Plan to the contrary, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full.



		(e)	In case the Company shall, at any time while any Stock
Option under this Plan shall be in force and remain unexpired,
(i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common
Stock of the Company. In the event that the Company shall, at any time prior to the expiration of any Stock Option make any partial distribution of its assets in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of retained earnings or earned surplus and designated as such), then in such event the exercise prices then in effect with respect to each option shall be reduced, as of the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock
(determined in accordance with generally accepted accounting principles) resulting by reason of such distribution; provided, that in no event shall any adjustment of exercise prices in accordance with the terms of the Plan result in any exercise prices being reduced below the par value per share of the Common
Stock.



		(f)	Upon the occurrence of each event requiring an adjustment
of the exercise price and/or the number of shares purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Committee shall mail forthwith to each Participant a copy of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.





ARTICLE XIII

Options in Substitution for Stock Options

Granted by Other Corporations



	Stock Options may be granted under the Plan from time to time in substitution for stock options held by employees of a corporation who become or are about to become Employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, the acquisition by either of the foregoing of stock of the employing corporation as the result of which it becomes a Subsidiary or a sale of substantially all of the assets of the employing corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.



ARTICLE XIV

Miscellaneous Provisions



	14.1	Non-Assignability.  The Committee may, in its discretion,
agree that Nonqualified Stock Options, other than Non-discretionary Stock Options, granted hereunder are transferable by the Participant to members of his immediate family (i.e., parents, children, grandchildren or spouse), trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners, provided that there cannot be any consideration for the transfer.



	Except as may be agreed upon by the Committee in accordance with the immediately preceding paragraph, a Stock Option granted to a Participant may not be transferred or assigned, other than
(i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order as defined by the Code or Title I of ERISA, provided that in the case of an Incentive Stock Option, such transfer or assignment may occur only to the extent it will not result in disqualifying such option as an incentive stock option under Section 422 of the Code, or any other successor provision. Subject to the foregoing, during a Participant's lifetime, Stock Options granted to a Participant may be exercised only by the Participant or, subject to the terms hereof and to the extent such exercise would not result in disqualifying such Stock
Option as an Incentive Stock Option under Section 422 of the
Code (or any other successor provision), by the Participant's guardian or legal representative, and each Stock Option
Agreement shall so provide. The designation by a Participant of a beneficiary shall not constitute a transfer of the Stock
Option.



	14.2	Investment Intent.  The Company may require that there be
presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.



	14.3	No Right to Continue Employment.  Nothing in the Plan or
the grant of any Stock Option confers upon any Employee the right to continue in the employ of the Company or interferes with or restricts in any way the right of the Company to discharge any Employee at any time (subject to any contract rights of such Employee).



	14.4	Shareholders' Rights.  The holder of a Stock Option shall
have none of the rights or privileges of a shareholder except with respect to shares which have been actually issued.





	14.5	Tax Withholding.



		(a)	Whenever shares of Common Stock are to be issued in
satisfaction of a Stock Option granted hereunder, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares.



		(b)	When an Employee or Advisor participating in the Plan who
is not subject to Section 16 of the 1934 Act is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of a Stock Option, such payment may be made in cash or by check, or the Employee or Advisor may satisfy the obligation, in whole or in part, by electing to (i) have the Company withhold a portion of the shares of Common Stock acquired upon the exercise of the Stock Option and having a Fair Market Value on the date on which the amount of tax to be withheld is determined equal to the amount required to be withheld or (ii) deliver to the Company shares of Common Stock already owned by the Employee or Advisor and having a Fair Market Value on the date on which the amount of tax to be withheld is determined equal to the amount required to be withheld.



		(c)	When an Officer or Director participating in the Plan who
is subject to Section 16 of the 1934 Act is required to pay the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of a Stock
Option, the withholding obligation may be satisfied, at the option of the Committee, by the Company withholding a portion of the shares acquired upon the exercise of the Stock Option having a Fair Market Value on the date on which the amount of tax to be withheld is determined equal to the amount required to be withheld.



		(d)	As a condition to the issuance of shares of Common Stock
covered by any Incentive Stock Option, the party exercising such Stock Option shall give a written representation to the Company, which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section
422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of shares of Common Stock covered by an Incentive Stock Option that the party exercising such Stock Option give a satisfactory written representation promising to make such a remittance.



	14.6	Indemnification of Board and Committee.  No member of the
Board or the Committee, nor any Officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any Officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.



	14.7	Government Regulations.  Notwithstanding any of the
provisions hereof, or of any written agreements evidencing Stock Options granted hereunder, the obligation of the Company to sell and deliver shares shall be subject to all applicable laws, rules and regulations and to such approvals by any government agencies or national securities exchanges as may be required.
The Participant shall agree not to exercise any Stock Option, and the Company shall not be obligated to issue any shares, if the exercise thereof or if the issuance of shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority.



ARTICLE XV

Effective Date



	The effective date of the Plan, as amended and restated, shall be September 16, 1993, that is, the date on which it was approved and adopted by the Board; provided that any grants to Participants hereunder are conditioned upon approval of the Plan by the shareholders of the Company; and provided further that no Incentive Stock Option may be exercised unless this Plan is approved by a vote of the holders of a majority of the outstanding shares of the Company's Common Stock at a meeting of shareholders of the Company held within twelve (12) months following the date of the Plan's adoption by the Board.



	IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of the _______ day of ____________, 1994.



						TRITON ENERGY CORPORATION







                            						By:  // Robert B. Holland, III
                                       -------------------------
                                							Robert B. Holland, III
						                                	Sr. Vice President, General Counsel
                                       and Secretary

Attest:

  // Tamera D. Gibson
- --------------------------------
Tamera D. Gibson, Asst.Secretary